Exhibit M2
Amendment
dated May 25, 2011
to the
Distribution Plan
between Rydex ETF Trust
and Rydex Distributors, Inc.
dated April 11, 2003,
as Amended

Amendment to
EXHIBIT A
to the
DISTRIBUTION PLAN
dated April 11, 2003, as amended,
between
RYDEX ETF TRUST
and
RYDEX DISTRIBUTORS, LLC
(formerly, Rydex Distributors, Inc.)
The following amendment is made to Exhibit A of the Distribution Plan between Rydex ETF Trust (the “Trust”) and Rydex Distributors, Inc., dated April 11, 2003, as amended to date (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:
Exhibit A of the Agreement is amended, effective May 25, 2011, to read as follows:
EXHIBIT A
Dated April 11, 2003
as last amended May 25, 2011
Rydex ETF Trust
Distribution Fees
Funds
Rydex S&P Equal Weight ETF
Rydex Russell Top 50® ETF
Rydex S&P 500 Pure Growth ETF
Rydex S&P 500 Pure Value ETF
Rydex S&P MidCap 400 Pure Growth ETF
Rydex S&P MidCap 400 Pure Value ETF
Rydex S&P SmallCap 600 Pure Growth ETF
Rydex S&P SmallCap 600 Pure Value ETF
Rydex S&P Equal Weight Consumer Discretionary ETF
Rydex S&P Equal Weight Consumer Staples ETF
Rydex S&P Equal Weight Energy ETF
Rydex S&P Equal Weight Financials ETF
Rydex S&P Equal Weight Health Care ETF
Rydex S&P Equal Weight Industrials ETF
Rydex S&P Equal Weight Materials ETF
Rydex S&P Equal Weight Technology ETF
Rydex S&P Equal Weight Utilities ETF
Rydex 2x S&P 500 ETF

Rydex Inverse 2x S&P 500 ETF
Rydex 2x S&P SmallCap 600 ETF
Rydex Inverse 2x S&P SmallCap 600 ETF
Rydex 2x S&P Select Sector Consumer Discretionary ETF
Rydex Inverse 2x S&P Select Sector Consumer Discretionary ETF
Rydex 2x S&P Select Sector Consumer Staples ETF
Rydex Inverse 2x S&P Select Sector Consumer Staples ETF
Rydex 2x S&P Select Sector Industrials ETF
Rydex Inverse 2x S&P Select Sector Industrials ETF
Rydex 2x S&P Select Sector Materials ETF
Rydex Inverse 2x S&P Select Sector Materials ETF
Rydex 2x S&P Select Sector Utilities ETF
Rydex Inverse 2x S&P Select Sector Utilities ETF
Russell MidCap Equal Weight ETF
Russell 1000® Equal Weight ETF
Russell 2000® Equal Weight ETF
Russell BRIC Equal Weight ETF
Russell Greater China Large Cap Equal Weight ETF
MSCI EAFE Equal Weight ETF
MSCI Emerging Markets Equal Weight ETF
MSCI ACWI Equal Weight ETF
Rydex S&P MidCap 400 Equal Weight ETF
Rydex S&P SmallCap 600 Equal Weight ETF
Distribution Fees
Distribution Services                      twenty-five basis points (.25%)
Calculation of Fees
Distribution fees are based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.
Additions are noted in bold.